Signature

September 13, 2010

Mr. Mark Wexler
Mr. Saverio Pugliese
c/o Be Active Brands, Inc.
444 Park Avenue South, Suite 701
New York, NY 10016

Gentleman:

We are pleased to advise you that Signature Bank (the "Bank") has approved for Marc Wexler & Saverio Pugliese (the "co-Borrowers"), a line of credit in the amount of $200,000.00 (the "Line") based upon the following terms and conditions:

Borrowers:	Mr. Mark Wexler Mr. Saverio Pugliese
Facility Amount:	$200,000.00 (Two Hundred Thousand and 00/100 Dollars).
Facility Type:	Line of Credit (the "Line")
Purpose of Facility:	To support the working capital and expansion needs of the Borrowers' operating entity, Be Active Brands, Inc. The Loans shall be extended upon prior written notice in a form satisfactory to the Bank, which may be accomplished by facsimile transmission.
Credit Period:	The Line shall be available for the period commencing with the date of your acceptance ("Acceptance") and satisfaction of the terms hereof and ending October 2, 2011 (the "Credit Period"). All Loans shall mature on the last day of the Credit Period.
Clean-Up Requirement:	Notwithstanding the foregoing, during a single period comprised of any 30 consecutive days during the Credit Period there shall be no Loans outstanding under the Line.
Interest Rate:	Prime Rate + 1.00%, automatically debited from the Borrower's operating account at the Bank.
Fees:	~~½% ($1,000.00)~~ waived (initials)
Guarantee:	Cross-corporate guaranty from Be Active Brands, Inc.
Security:	UCC-1 perfected lien on all assets of corporate Guarantor.

Reporting Requirements:

- The Borrowers are to provide us with an annually updated PFS along with copies of their Federal Tax Returns within 30 days of filing.
- Be Active Brands, Inc. is to provide us with their fiscal financial statement and corporate tax return within 30 days of filing.

If this letter is acceptable, please sign and return it to the Bank on or before September 30, 2010. We welcome this opportunity to serve you.

Very truly yours,

SIGNATURE BANK

By: ______________________

Name: Richard Stein

Title: Group Director & SVP

ACCEPTED AND AGREED

This _______ day of September, 2010:

BORROWERS:

Mark Wexler & Saverio Pugliese

By: ______________________

Name: Marc Wexler

By: ______________________

Name: Saverio Pugliese

GUARANTOR:

Be Active Brands, Inc.

By: ______________________

Name:

PROMISSORY NOTE

$200,000.00 September 13, 2010

On October 2, 2011 (the "Maturity Date"), for value received, Marc Wexler and Saverio Pugliese, having a mailing address of c/o Be Active Brands, Inc., 444 Park Avenue South, Suite 701, New York, NY 10016 (the "Co-Borrowers"), promises to pay to the order of SIGNATURE BANK, having an office at 565 Fifth Avenue, New York, NY 10017 (the "Bank"), at such office of the Bank or at such other place as the holder hereof may from time to time appoint in writing, in lawful money of the United States of America in immediately available funds, the principal sum of Two Hundred Thousand AND 00/100 ($200,000.00) Dollars or such lesser amount as may then be the aggregate unpaid principal balance of all loans made by the Bank to the Borrower hereunder (each a "Loan" and collectively the "Loans") as shown on the schedule attached to and made a part of this Note. The Borrower also promises to pay interest (computed on the basis of a 360 day year for actual days elapsed) at said office in like money on the unpaid principal amount of each Loan from time to time outstanding at a rate per annum equal to the Prime Rate plus 1.00%. Interest on each Loan shall be payable monthly on the first day of each month commencing the first such day to occur after a Loan is made hereunder and, together with principal, on the maturity thereof. The Borrower further agrees that upon and following an Event of Default and/or after any stated or any accelerated maturity of Loans hereunder, all Loans shall bear interest (computed daily) at a rate equal to 4% per annum in excess of the rate then applicable to such Loans, payable on demand. Furthermore, if the entire amount of any principal and/or interest required to be paid pursuant to this Note is not paid in full within ten (10) days after the same is due, the Borrower shall further pay to the Bank a late fee equal to Five percent (5%) of the required payment. In no event shall interest payable hereunder be in excess of the maximum rate of interest permitted under applicable law. If any payment to be so made hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day and, to the extent permitted by applicable law, interest thereon shall be payable at the then applicable rate during such extension.

All payments made in connection with this Note shall be in lawful money of the United States in immediately available funds. All such payments shall be applied first to the payment of all fees, expenses and other amounts due to the Bank (excluding principal and interest), then to accrued interest, and the balance on account of outstanding principal; provided, however, that after the occurrence of an Event of Default, payments will be applied to the obligations of the Borrower to the Bank as the Bank determines in its sole discretion. The Borrower hereby expressly authorizes the Bank to record on the attached schedule the amount and date of each Loan, the rate of interest thereon, Interest Period thereof and the date and amount of each payment of principal. All such notations shall be presumptive as to the correctness thereof; provided, however, the failure of the Bank to make any such notation shall not limit or otherwise affect the obligations of the Borrower under this Note.

In consideration of the granting of the Loans evidenced by this Note, the Borrower hereby agrees as follows:

1. Loan Requests. Requests for Loans may be made up until 1 p.m. on the date the Loan is to be made. Any request for a Loan must be written. The Bank shall have no obligation to make any Loan hereunder.

2. Prepayment. The Borrower may prepay any Loan at any time in whole or in part without premium or penalty. Each such prepayment shall be made together with interest accrued thereon to and including the date of prepayment.

3. Warranties and Representations.

☑ For Individuals ☐

The Borrower represents and warrants that: a) The Borrower is an individual; the Note is valid, binding and enforceable in accordance with its terms, and does not result in the breach of or constitute a default under any indenture, agreement or undertaking to which the Borrower is a party or by which it or its property may be bound or affected; b) no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of this Note, except those as have been obtained; c) the financial statements of the Borrower heretofore furnished to the Bank are complete and correct and fairly represent the financial condition of the Borrower and its subsidiaries as at the dates thereof and for the periods covered thereby, which financial condition has not materially, adversely, changed since the date of the most recently dated balance sheet heretofore furnished to the Bank; d) no Event of Default (as hereinafter defined) has occurred and no event has occurred which with the giving of notice or the lapse of time or both would constitute an Event of Default; e) the Borrower shall not use any part of the proceeds of any Loan to purchase or carry any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to others for the purpose of purchasing or carrying any margin stock; f) there is no pending or, to the knowledge of the Borrower, threatened action or proceeding affecting the Borrower before any court, governmental agency or arbitrator which, if determined adversely to the Borrower would have a materially adverse effect on the financial condition or operations of the Borrower except as described in the financial statements of the Borrower heretofore furnished to the Bank; and g) on the occasion of the granting of each Loan all representations and warranties contained herein shall be true and correct and with the same force and effect as though such representations and warranties had been made on and as of the date of the making of each such Loan.

4. Events of Default. Upon the occurrence of any of the following specified events of default (each an "Event of Default"): a) default in making any payment of principal, interest, or any other sum payable under this Note when due; or b) default by the Borrower or any Guarantor (i) of any other obligation hereunder or (ii) in the due payment of any other obligation owing to the Bank or (iii) under any other document, instrument and/or agreement with or in favor of the Bank; or c) default by Borrower or any Guarantor in the due payment of any other indebtedness for borrowed money or default in the observance or performance of any covenant or condition contained in any agreement or instrument evidencing, securing, or relating to any such indebtedness,

which causes or permits the acceleration of the maturity thereof; or d) any representation or warranty made by the Borrower herein or in any certificate furnished by the Borrower in connection with the Loans evidenced hereby or pursuant to the provisions hereof, proves untrue in any material respect; or e) the Borrower or any Guarantor becomes insolvent or bankrupt, is generally not paying its debts as they become due, or makes an assignment for the benefit of creditors, or a trustee or receiver is appointed for the Borrower or any Guarantor or for the greater part of the properties of the Borrower or any Guarantor with the consent of the Borrower or such Guarantor, or if appointed without the consent of the Borrower or such Guarantor, such trustee or receiver is not discharged within 30 days, or bankruptcy, reorganization, liquidation or similar proceedings are instituted by or against the Borrower or any Guarantor under the laws of any jurisdiction, and if instituted against the Borrower or any Guarantor are consented to by it or remain undismissed for 30 days, or a writ or warrant of attachment or similar process shall be issued against a substantial part of the property of the Borrower or any Guarantor and shall not be released or bonded within 30 days after levy; or f) the mortgage or pledge of, creation of a security interest in, any assets of the Borrower, other than security interests in favor of the Bank; or g) the incurrence by the Borrower of any indebtedness for borrowed money, other than obligations owing to the Bank; h) the Bank shall have determined, in its sole discretion, that one or more conditions exist or events have occurred which have resulted or may result in a material adverse change in the business, properties or financial condition of the Borrower or any Guarantor as determined in the sole discretion of the Bank or one or more other conditions exist or events have occurred with respect to the Borrower or any Guarantor which the Bank deems materially adverse; then, in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Bank may declare the principal and the accrued interest in respect of all Loans under this Note to be, whereupon the Note shall become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower.

5. Collateral Security. As collateral security for the payment of this Note and of all other notes and/or obligations or Liabilities (as hereinafter defined) of the Borrower, now of hereafter owned or held by the Bank, the Borrower grants the Bank a security interest in, pledges and assigns to the Bank all monies and/or other property now or hereafter held by the Bank (and/or any entity controlling, controlled by or under common control with the Bank, each such entity referred to herein as an "Affiliate") on deposit, in safekeeping, or otherwise, for the account of or to the credit of or belonging to the Borrower or in which the Borrower shall have any interest, all of which is hereinafter termed the collateral security. At any time, without demand or notice, the Bank may set off all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Bank or any Affiliate, or in transit to any of them, or any part thereof and apply the same to any of the Liabilities even though unmatured and regardless of the adequacy of any other collateral securing the Liabilities. ANY AND ALL RIGHTS TO REQUIRE THE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LIABILITIES, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER OR ANY GUARANTOR OR OTHER PARTY OBLIGATED ON THIS NOTE, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED. The Bank at any time, before or after an Event or Default (as herein defined), may but shall not be obligated to, transfer into or out of its own name or that of its

nominee all or any of the collateral security, including stocks, bonds, and other securities, and the Bank or its nominee may demand, sue for, collect, receive and hold as like collateral security any or all interest, dividends and income thereon and if the securities are held in the name of the Bank or its nominee, the Bank may, after an Event of Default, exercise all voting and other rights pertaining thereto as if the Bank were the absolute owner thereof; but the Bank shall not be obligated to demand payment of, protest, or take any steps necessary to preserve any rights in the collateral against prior parties, or to take any action whatsoever in regard to the collateral security or any part thereof, all of which the Borrower assumes and agrees to do. Without limiting the generality of the foregoing, the Bank shall not be obligated to take any action in connection with any conversion, call, redemption, retirement or any other event relating to any of the collateral security, unless the Borrower gives written notice to the Bank that such action shall be taken not more than thirty (30) days prior to the time such action may first be taken and not less than ten (10) days prior to the expiration of the time during which such action may be taken. The term "Liabilities" shall include this Note and all other indebtedness and obligations and liabilities of any kind of the Borrower to the Bank, now or hereafter existing, arising directly between the Borrower and the Bank or acquired by assignment, conditionally or as collateral security by the Bank, absolute or contingent, joint and/or several, secure or unsecured, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, direct or indirect, including, but without limiting the generality of the foregoing, indebtedness, obligations or liabilities to the Bank of the Borrower as a member of any partnership, syndicate, association or other group, and whether incurred by the Borrower as principal, surety, endorser, guarantor, accommodation party or otherwise. This Note and all of the aforementioned obligations and Liabilities are also secured by (a) any and all property of the Borrower and/or any Guarantor and/or any other party obligated on this Note, now or hereafter subject to a security agreement, mortgage, pledge agreement, assignment, hypothecation or other document granting the Bank or an Affiliate a security interest or other lien or encumbrance and (b) any and all collateral described in any and all credit accommodations, notes, loan agreements, and any other agreements and documents, now or hereafter existing, creating, evidencing, guaranteeing, securing or relating to any or all of the Liabilities, together with all amendments, modifications, renewals, or extensions thereof.

6. Definitions. As used herein:

(a) "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York are required or permitted by law to remain closed.

(b) "Guarantor" means **Be Active Brands**, Inc. and any other party guaranteeing payment or otherwise obligated on this Note.

(c) "Loan Documents" means each document, instrument or agreement executed pursuant hereto or in connection herewith, together with each other document, instrument or agreement made with or in favor of the Bank.

(d) "Prime Rate" means the variable per annum rate of interest so designated from time to time by the Bank as its prime rate. The Prime Rate is a reference

rate and does not necessarily represent the lowest or best rate being charged to any customer.

7. Miscellaneous.

(a) The Borrower agrees to pay on demand all of the Bank's costs and expenses, including reasonable counsel fees, in connection with collection of any sums due to the Bank and enforcement of its rights under this Note.

(b) No modification or waiver of any provision of this Note shall be effective unless such modification or waiver shall be in writing and signed by a duly authorized officer of the Bank, and the same shall then be effective only for the period and on the conditions and for the specific instances specified in such writing. No failure or delay by the Bank in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any rights, power or privilege.

(c) The Borrower hereby waives presentment, demand for payment, notice of protest, notice of dishonor, and any and all other notices or demands except as otherwise expressly provided for herein.

(d) This Note shall be construed in accordance with and governed by the laws of the State of New York (excluding the laws applicable to conflicts or choice of law). The Borrower agrees that any suit for the enforcement of this Note or any of the other Loan Documents may be brought in the courts of the State of New York or any Federal court sitting therein and consents to the nonexclusive jurisdiction of such court and service of process in any such suit being made upon the Borrower by mail at the address set forth in the first paragraph of this Note. The Borrower hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient forum.

(e) The Bank may at any time pledge all or any portion of its rights under this Note and the loan documents executed in connection therewith (the "Loan Documents") to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or enforcement thereof shall release the Bank from its obligations under any of such loan documents.

(f) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7(f).

(g) The Bank shall have the unrestricted right at any time and from time to time, and without the consent of or notice to the Borrower or any other party obligated on this Note, to grant to one or more banks or other financial institutions (each, a "Participant") participating interests in the Bank's obligation to lend hereunder and/or any or all of the Loans held by the Bank hereunder. In the event of any such grant by the Bank of a participating interest to a Participant, whether or not upon notice to the Borrower, the Bank shall remain responsible for the performance of its obligations hereunder and the Borrower shall continue to deal solely and directly with the Bank in connection with the Bank's rights and obligations hereunder. The Bank may furnish any information concerning the Borrower in its possession from time to time to prospective assignees and Participants, provided that the Bank shall require any such prospective assignee or Participant to agree in writing to maintain the confidentiality of such information.

(h) This Note shall be binding upon and inure to the benefit of the Borrower, the Bank, all future holders of this Note and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights under this Note without the prior written consent of the Bank. The term "Bank" as used herein shall be deemed to include the Bank and its successors, endorsees and assigns. The Bank shall have the unrestricted right at any time or from time to time, and without the Borrower's consent, to assign all or any portion of its rights and obligations hereunder to one or more banks or other financial institutions (each, an "Assignee"), and the Borrower agrees that it shall execute, or cause to be executed, such documents, including without limitation, amendments to this Note and to any other documents, instruments and agreements executed in connection herewith as the Bank shall deem necessary to effect the foregoing. In addition, at the request of the Bank and any such Assignee, the Borrower shall issue one or more new promissory notes, as applicable, to any such Assignee and, if the Bank has retained any of its rights and obligations hereunder following such assignment, to the Bank, which new promissory notes shall be issued in replacement of, but not in discharge of, the liability evidenced by the promissory note held by the Bank prior to such assignment and shall reflect the amount of Loans held by such Assignee and the Bank after giving effect to such assignment. Upon the execution and delivery of appropriate assignment documentation, amendments and any other documentation required by the Bank in connection with such assignment, and the payment by Assignee of the purchase price agreed to by the Bank, and such Assignee, such Assignee shall be a party to this Agreement and shall have all of the rights and obligations of the Bank hereunder (and under any and all other guaranties, documents, instruments and agreements executed in connection herewith) to the extent that such rights and obligations have been assigned by the Bank pursuant to the assignment documentation between the Bank and such Assignee, and the Bank shall be released from its obligations hereunder and thereunder to a corresponding extent.

(i) This Note and the other Loan Documents are intended by the parties as the final, complete and exclusive statement of the transactions evidenced thereby. All prior or contemporaneous promises, agreements and understandings, whether oral or written, are deemed to be superceded by this Note and such other Loan Documents, and no party is relying on any promise, agreement or understanding not set forth in this Note or such other Loan Documents. Neither this Note nor any of such other Loan Documents may be amended or modified except by a written instrument describing such amendment or modification executed by the Borrower and the Bank.

Marc Wexler & Saverio Pugliese

By: ______________________
Name: Marc Wexler, *Individually*

By: ______________________
Name: Saverio Pugliese, *Individually*

LOAN AND REPAYMENT SCHEDULE
PROMISSORY NOTE DATED SEPTEMBER 13, 2010
to SIGNATURE BANK

Date	Amount of Loan	Amount of Principal Repayment	Unpaid Principal Balance	Notation Made By